UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.    )

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CANYON BANCORP

(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

N/A

(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

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Board of Directors

Michael D. Harris, Sr.

Chairman

Attorney

Robert M. Fey

Vice Chairman

CPA and Realtor

Milton W. Jones

Secretary

President-Owner

Desert Publications, Inc

Mark Benedetti

Business Owner

Lynne C. Bushore

CPA

Stephen G. Hoffmann

President & CEO

Canyon National Bank

Kipp I. Lyons

Attorney

Max R. Ross

Chief Financial Officer

Agua Caliente Band of Cahuilla Indians

Richard Shalhoub

McDonald’s Owner

Operator

Marshall M. Gelfand

Director Emeritus

April 16, 2008

Dear Canyon Bancorp Shareholder:

We are pleased to invite you to Canyon Bancorp’s Annual Shareholders’ Meeting to be held Monday, May 12, 2008, at the Spa Resort Casino Hotel. The meeting will take place in the Canyon Conference Center at the hotel, which is located at 100 North Indian Canyon Way, Palm Springs, California, beginning at 5:00 p.m.

Enclosed is the notice of that meeting, the proxy statement, and a revocable proxy card. Your vote is important to us. Please consider the issues addressed in the proxy statement, vote your shares as promptly as possible and return your signed proxy card to insure your vote is received on time.

Your contribution as a shareholder of the Company is essential to the success of Canyon Bancorp. Therefore, even if you do not plan to attend the meeting, we encourage you to vote promptly.

On behalf of the Board of Directors, thank you for your investment and continued support of Canyon Bancorp and our subsidiary, Canyon National Bank.

Sincerely,

Michael D. Harris, Sr.	Stephen G. Hoffmann
Chairman of the Board	President and CEO

Palm Springs – 1711 East Palm Canyon Drive, Palm Springs, CA 92264	Tel: (760) 325-4442 Fax: (760) 325-1138
Palm Springs – 901 East Tahquitz Canyon Way, Palm Springs, CA 92262	Tel: (760) 327-3334 Fax: (760) 327-3311
Palm Desert – 74-150 Country Club Drive, Palm Desert, CA 92260	Tel: (760) 776-1500 Fax: (760) 776-6645
Palm Desert – 77-933 Las Montanas Rd., Suite 100, Palm Desert, CA 92211	Tel: (760) 834-0200 Fax: (760) 834-0201

 LOGO

1711 East Palm Canyon Drive

Palm Springs, CA 92264

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 12, 2008

At the Spa Resort Casino Hotel, Palm Springs, CA

TO THE SHAREHOLDERS OF CANYON BANCORP:

NOTICE IS HEREBY GIVEN that pursuant to its By-laws and the call of its Board of Directors, the Annual Meeting of Shareholders (the “Meeting”) of Canyon Bancorp will be held at The Spa Resort Casino Hotel, 100 North Indian Canyon Way, Palm Springs, California 92262 on Monday, May 12, 2008, at 5:00 p.m., for the purpose of considering and voting upon the following matters.

1. Election of Directors.    Electing the following nine (9) persons to the Board of Directors to serve until the next Annual Meeting of Shareholders and until their successors are elected and have qualified:

Mark Benedetti	Stephen G. Hoffmann
Lynne C. Bushore	Milton W. Jones
Robert M. Fey	Kipp I. Lyons
Michael D. Harris, Sr.	Max R. Ross
Richard Shalhoub

2. Transacting such other business as may properly come before the Meeting and any and all adjournments thereof.

Only those shareholders of record at the close of business on March 17, 2008 will be entitled to notice of and to vote at the Meeting.

DATED: April 16, 2008	By Order of the Board of Directors

Milton W. Jones Corporate Secretary

IT IS VERY IMPORTANT THAT EVERY SHAREHOLDER VOTE. WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

IN ORDER TO FACILITATE THE PROVIDING OF ADEQUATE ACCOMMODATIONS, PLEASE INDICATE ON THE PROXY WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING.

CANYON BANCORP

PROXY STATEMENT

2008 ANNUAL MEETING OF SHAREHOLDERS

GENERAL

Date, Time and Place of Annual Meeting

This proxy statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders (the “Meeting”) of Canyon Bancorp to be held at The Spa Resort Casino Hotel, 100 North Indian Canyon Way, Palm Springs, California 92262 on Monday, May 12, 2008, at 5:00 p.m., and at any and all adjournments thereof. The solicitation of the proxy accompanying this proxy statement is made by the Board of Directors of Canyon Bancorp, and the costs of such solicitation will be borne by Canyon Bancorp.

It is expected that this proxy statement and accompanying Notice will be mailed to shareholders on approximately April 16, 2008.

Matters to be Considered

1. Election of Directors. Electing nine (9) persons to the Board of Directors to serve until the next Annual Meeting of Shareholders and until their successors are elected and have qualified.

2. Other Business. Transacting such other business as may properly come before the Meeting and any adjournment or adjournments thereof.

Revocability of Proxies

A proxy for use at the Meeting is enclosed. Any shareholder who executes and delivers such proxy has the right to revoke it at any time before it is exercised by filing with the Secretary of Canyon Bancorp an instrument revoking it or a duly executed proxy bearing a later date, or by attending the Meeting and voting in person. Subject to such revocation, all shares represented by a properly executed proxy received in time for the Meeting will be voted by the proxy holders whose names are set forth in the accompanying proxy (the “Proxy Holders”) in accordance with the instructions on the proxy. If no instruction is specified with respect to a matter to be acted upon, the shares represented by the proxy will be voted in favor of the election of the nominees for directors set forth herein and, if any other business is properly presented at the Meeting, in accordance with the recommendations of the Board of Directors.

Solicitation of Proxies

The expense of preparing, assembling, printing and mailing this proxy statement and the material used in this solicitation of proxies will be borne by Canyon Bancorp. It is contemplated that proxies will be solicited through the mail, but officers, directors and employees of Canyon National Bank may solicit proxies personally. Although there is no formal agreement to do so, Canyon Bancorp may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these proxy materials to shareholders whose stock in Canyon Bancorp is held of record by such entities. In addition, Canyon Bancorp may use the services of individuals or companies it does not regularly employ in connection with the solicitation of proxies, if management determines it advisable.

VOTING SECURITIES

The close of business on March 17, 2008 has been fixed as the record date (the “Record Date”) for the determination of shareholders entitled to notice of and to vote at this year’s annual meeting. As of the Record Date there were outstanding 2,479,927 shares of Canyon Bancorp’s common stock, without par value, which is the only class of equity securities of Canyon Bancorp currently outstanding. Any holder of shares represented by a proxy which has been returned properly signed by the shareholder of record will be considered present for the purposes of determining whether a quorum exists even if such proxy contains abstentions or broker non-votes. A quorum sufficient for the conduct of business at the Meeting will consist of a majority of the outstanding shares of common stock of Canyon Bancorp at the close of business on the Record Date.

Proxies including broker non-votes with respect to any matter brought to a vote will not be counted as shares voted on the particular matter as to which the broker non-vote is indicated. Therefore, broker non-votes will have no effect when determining whether the requisite vote has been obtained to pass a particular matter. However, proxies indicating “abstain” or “withhold authority” with respect to any matter brought to a vote will be counted as shares voted on the particular matter as to which the abstention or withhold authority is indicated and will have the effect of voting against the matter.

Each share of common stock is entitled to one vote on any matter submitted to the vote of the shareholders, except that in connection with the election of directors, the shares are entitled to be voted cumulatively. If, prior to the election of directors, any shareholder has given notice that he intends to cumulate his votes, then, for the election of directors only, each shareholder may cumulate votes for any nominee. Cumulative voting entitles a shareholder to give one nominee as many votes as is equal to the number of directors to be elected multiplied by the number of shares owned by such shareholder, or to distribute his or her votes on the same principle between two or more nominees as he or she deems appropriate. If cumulative voting is declared at the Meeting, votes represented by proxies delivered pursuant to this proxy statement may be cumulated in the discretion of the Proxy Holders, in accordance with the recommendations of the Board of Directors. The nine (9) candidates receiving the highest number of votes will be elected. If for any reason any nominee is unable to serve, the Board of Directors may designate a substitute nominee, in which event the shares represented by the proxies will be voted for such substitute nominee, unless an instruction to the contrary is indicated on the proxy.

Canyon Bancorp has entered into an agreement with a principal shareholder of Canyon Bancorp with respect to the voting of the shares of common stock held by such principal shareholder (See “PRINCIPAL SHAREHOLDER”).

PROPOSAL NO. 1—ELECTION OF DIRECTORS

The Bylaws of Canyon Bancorp provide for a range of between seven (7) and thirteen (13) directors, with the exact number of directors to be fixed from time to time, within the foregoing range, by a resolution duly adopted by a majority of Canyon Bancorp’s full board of directors or by a resolution adopted by a majority of the shareholders at any meeting thereof or by written consent. The exact number of directors is presently fixed at nine (9).

The shareholders are being asked to elect nine (9) directors to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified. The first nine (9) persons named in the table below, all of whom are presently members of the Board of Directors of Canyon Bancorp, will be nominated for election to serve as directors until the next Annual Meeting of Shareholders and until their successors are elected and have qualified. All of our directors are also directors of Canyon National Bank.

In the election of directors the Proxy Holders intend, unless directed otherwise, to vote for the election of the nominees named below. In the event that cumulative voting is employed in the election of directors, the Proxy Holders intend, unless directed otherwise, to distribute the votes represented by each proxy among the nominees named below so as to elect all or as many of them as possible. In the event any of the nominees should be unable to serve as a director, it is intended that the proxy will be voted for the election of such substitute nominees, if any, as shall be designated by the Board of Directors. Management has no reason to believe that any nominee will become unavailable.

Certain of the nominees for director of Canyon Bancorp have relationships with the Agua Caliente Band of Cahuilla Indians (“ACBCI”), our principal shareholder, and with the Agua Caliente Development Authority (“ACDA”), a subordinate organization established by the ACBCI in 1989 to enhance the economic development of Tribal assets for the benefit of its members (See “PRINCIPAL SHAREHOLDER”). Max R. Ross, a nominee for director, has served as the Chief Financial Officer of the ACBCI since 1999. The Board of Directors of the ACDA consists of 11 members. Richard Shalhoub and Robert M. Fey, nominees for director, are former directors of the ACDA . In addition, Michael D. Harris, Sr., a nominee for director, serves as general counsel to the ACDA and the Agua Caliente Cultural Museum. None of the nominees for director is a member of the ACBCI (See “PRINCIPAL SHAREHOLDER” and “RELATED TRANSACTIONS”).

Stock Ownership Table

The following table sets forth certain information, as of March 17, 2008, with respect to (a) members of the Board of Directors of Canyon Bancorp, including persons nominated by the Board of Directors for election as directors, (b) the executive officers1 of Canyon Bancorp or Canyon National Bank, and (c) the directors and executive officers as a group:

(Chart and footnotes continued on following page)

[1]

As used throughout this proxy statement, the term “executive officer” means President/Chief Executive Officer, Executive Vice President/Chief Operating Officer/Chief Financial Officer, and Senior Vice President/Chief Credit Officer.

			Common Stock Beneficially Owned As of March 17, 2008
Names and Offices Held With Canyon Bancorp[2]	Year First Elected or Appointed Director	Age	Number of Shares[3]		Vested Option Shares[4]	Percentage of Shares Outstanding[5]
Mark Benedetti, Director	2006	52	25,696		0	1.04%

Lynne C. Bushore, Director	2004	51	5,295		1,737	0.28%

Robert M. Fey, Vice Chairman of the Board, Director	1998	65	41,559		19,300	2.44%

Michael D. Harris, Sr., Chairman of the Board	1998	72	28,355		22,720	2.04%

Stephen G. Hoffmann, President, Chief Executive Officer, Director	1998	63	32,074		2,954	1.41%

Milton W. Jones, Corporate Secretary Director	1998	77	62,595		22,720	3.41%

Kipp I. Lyons, Director	1998	51	30,942		19,404	2.01%

Max R. Ross, Director	2006	43	13,195		0	0.53%

Richard Shalhoub, Director	1998	65	84,479	[6]	22,720	4.28%

[2]

The address of each person in the table below is c/o Canyon National Bank, 1711 East Palm Canyon Drive, Palm Springs, CA 92264. All offices held apply to both Canyon Bancorp and Canyon National Bank unless otherwise indicated.

[3]

Except as otherwise noted, may include shares held by or with such person’s spouse (except when legally separated) and minor children; shares held by any other relative of such person who has the same home; shares held by a family trust as to which such person is a trustee with sole voting and investment power (or shared power with a spouse); shares held in street name for the benefit of such person; or shares held in an Individual Retirement Account or pension plan as to which such person has pass-through voting rights and investment power.

[4]	Represents option shares which are vested or will vest within 60 days of March 17, 2008.

[5]

This percentage is based on the total number of shares of Canyon Bancorp’s common stock outstanding, plus the number of option shares for the applicable individual or group which are vested or will vest within 60 days of March 17, 2008.

[6]	Includes 35,896 shares owned by The Dickson Company, a partnership of which Mr. Shalhoub is the General Managing Partner.

			Common Stock Beneficially Owned As of March 17, 2008
Names and Offices Held With Canyon Bancorp	Year First Elected or Appointed Director	Age	Number of Shares	Vested Option Shares	Percentage of Shares Outstanding
Jonathan J. Wick, Executive Vice President, Chief Operating Officer and Chief Financial Officer	N/A	48	856	12,045	0.52%

Jeffrey D. Gobble Senior Vice President and Chief Credit Officer (Canyon National Bank Only)	N/A	46	2,853	4,187	0.28%

Directors and Executive Officers as a Group (11 Persons)			327,899	127,787	17.47%

Background and Business Experience of Nominees for Director and Executive Officers

Nominees for Director. The following discussion provides information concerning the backgrounds and business experience of the named nominees for director of Canyon Bancorp.

MARK BENEDETTI, a Palm Springs resident for the past 29 years, is owner of Benedetti Construction Management, doing business as Tandem West Group in Palm Desert, affiliated with Tandem West Glass. He also serves as Vice President Framing Operations-California for Building Materials Holding Company dba Select Build, headquartered in San Francisco and is the founder of MWB Building Contractors, a Northern California firm. The recipient of the “Businessman of the Year Award” by the 44th Congressional District, Mr. Benedetti has long been active in the Building Industry Association of Southern California Desert Chapter and the California Framing Contractors’ Association. He continues to be an active member the Desert Contractors’ Association, the “Building Horizons” program for the Coachella Valley Boys and Girls Club, Shelter from the Storm, and The Family YMCA of the Desert. Prior to his appointment to the Board of Directors, Mr. Benedetti had served as a member of the Canyon National Bank Advisory Board Committee.

LYNNE BUSHORE, CPA/ABV is a 43-year Palm Springs resident and has served the financial needs of Coachella Valley clients for the past 26 years. She is founder and sole principal of Lynne Bushore & Associates, CPAs, a Professional Corporation, a Palm Springs-based private accounting practice opened in 1997. Prior to starting her own firm, Ms. Bushore was senior partner at a local accounting firm for 13 years. Her expertise covers a wide spectrum of accounting specialties, including business valuations, litigation support, corporate and individual tax planning and accounting, and financial planning. She received her Bachelor of Science degree with Distinction in Accounting from San Jose State University. In 1981, she was awarded her CPA certificate and, in 1997, obtained her Accreditation in Business Valuation. Long involved in desert community service activities, Ms. Bushore has served on the Palm Springs Library Board of Trustees and is a member of the College of the Desert Foundation Planned Gift Committee. As a prior Athena Corporate Award winner, she has been selected to give inspirational speeches to young professional women’s organizations. She is also a past President of the Palm Springs Convention Center Commission and previously served as Treasurer of the Desert Roundtable and the Palm Springs Chamber of Commerce.

ROBERT M. FEY has been a resident of Palm Springs for more than 40 years. Mr. Fey received an MBA from UCLA and is a Certified Public Accountant and Realtor. Over the last 35 years, Mr. Fey has been the Chairman of Fey’s Canyon Realtors. He also serves as the President of Fey’s Canyon Financial Services, a financial management company. Mr. Fey’s banking experience includes serving as Senior Real Estate Advisor of the Bank of California (1987-1993) and Chief Financial Officer of the Bank of Palm Springs (1984-1987), where he also developed and managed the bank’s Mortgage and Escrow divisions. Mr. Fey is an active member of a number of civic, professional and charitable organizations and is currently serving as Chairman of the Mizell Senior Center Endowment Fund, President of the Roundtable of the Desert, a Trustee of the University of California Riverside Foundation, and on the Board of Directors of the Community Foundation. He also serves as Treasurer of the Jewish Federation of the Desert, Regional Chairman of the Planned Giving Advisory Board for the University of California Riverside, Chairman of the Desert Council of the Jewish National Fund and on the Board of Directors of the Stroke Activity Center. Mr. Fey is a past President of the Palm Springs Board of Realtors, and a member and past regional Vice President of the California Association of Realtors.

MICHAEL D. HARRIS, SR. has been a resident of Palm Springs for more than 38 years. Mr. Harris is an attorney, specializing in Indian law and business transactions. He received his Juris Doctorate degree from the University of North Carolina. For 26 years, he was a partner with the law firm of Best Best & Krieger where he served as Chairman of the Business Department, Member of the Executive Committee and for many years was the managing partner of the desert offices of Best Best & Krieger. Mr. Harris retired in 1998 and continues with the firm as Of Counsel. Mr. Harris serves as General Counsel to the Agua Caliente Development Authority and General Counsel to the Agua Caliente Cultural Museum. He has been actively involved with various civic and professional organizations, including the Boy Scouts of America where he presently serves as a member of the National Executive Board. He is also a member of the Board of Directors of the California Inland Empire Counsel of Boy Scouts. Mr. Harris is a member of the American, California and Riverside County Bar Associations. His previous services in the community include serving as the Chairman of the Palm Springs Planning Commission, a Director of Desert Hospital in Palm Springs, active in the Palm Springs Club and Los Compadres. Mr. Harris served three years as the Chairman of the Desert Healthcare Foundation. He previously served as the National President of the United Methodist Church Scouting Association.

STEPHEN G. HOFFMANN, who has been the President and Chief Executive Officer of the Bank since its inception, moved to Palm Springs more than 19 years ago to become President and Chief Executive Officer of Palm Springs Savings Bank. He served in that capacity until September of 1996, when Palm Springs Savings Bank merged with Hemet Federal Savings and Loan Association, at which time he became President of Hemet Federal, a position he resigned in January 1997. From February 1997 until October 1997 when he resigned to become the President of the Bank, Mr. Hoffmann served as the Vice-Chairman in charge of Corporate Development at First Community Bank in Indian Wells. He also served as a Director of First Charter Bank and as a Director of Monterey Bay Bank and its holding company Monterey Bay Bancorp, Watsonville, California. Mr. Hoffmann is an active member of the Palm Springs community, involved in a variety of civic and professional organizations. He was the Treasurer and Founding Director of the Coachella Valley Economic Partnership, Founding Director of Palm Springs Economic Development Corp, a past President of the Palm Springs Chamber of Commerce, and past Director of Desert Hospital. Furthermore, he serves as Director for the following organizations: Healthcare Assessment Resource Center, Braille Institute, Palm Springs Art Museum (Honorary Director), United Way of the Desert and Palm Springs Charities, and also serves as Chief Financial Officer of the Frank Sinatra Celebrity Invitational. In 2006, Mr. Hoffmann served as Chairman of the American Heart Association’s Heartwalk–Coachella Valley and Chairman of the California State University San Bernardino–Palm Desert Golf Tournament. Mr. Hoffmann received an MBA in Finance/Economics and a BBA in Accounting, both from St. John’s University in New York.

MILTON W. JONES has been a resident of Palm Springs for more than 50 years. He is the President/Owner of Desert Publications, Inc., a multi-media and publishing company he has owned since 1965. Mr. Jones was the Vice Chairman of Palm Springs Savings Bank for 16 years, until the bank merged with Hemet Federal Savings and Loan Association in September 1996. Mr. Jones is an active member of the Palm Springs Desert Resorts communities, with affiliations to numerous non-profit and professional organizations. He is the past President of the Desert Press Club, and is a member of the Committee of 25 Palm Springs.

KIPP IAN LYONS had been a resident of Palm Springs for 30 years before moving to Colorado in 2000. Mr. Lyons practiced law in Palm Springs for nearly 18 years, before devoting his attention to real estate development on a full-time basis. Mr. Lyons obtained his Juris Doctorate degree from Loyola University of Los

Angeles. Mr. Lyons has been involved in many civic organizations, including acting as a Director and Second Vice President of Temple Isaiah Jewish Community Center. He has also served as President of the following organizations: The Palm Springs Lions Club, The Boys and Girls Club of Palm Springs, and as Student Body President of Palm Springs High School. He is a former Director of the Jewish Federation of Palm Springs and the Desert Area, the Agua Caliente Development Authority, and the Board of Trustees of the Desert Bar Association. Mr. Lyons’ professional affiliations include his membership in the State Bar of California and the State Bar of Washington.

MAX R. ROSS has been the Chief Financial Officer for the Agua Caliente Band of Cahuilla Indians since 1999 and brings more than 17 years experience in all aspects of financial and asset management. Mr. Ross has been instrumental in the economic development and financial success of the Agua Caliente Band of Cahuilla Indians, which owns and operates the Spa Resort Casino in Palm Springs and the Agua Caliente Casino near Rancho Mirage, California. As part of the original executive management team, he has directed, managed and played a key role in the successful planning, building and operation of the Tribal casinos and hotel operations which, along with the Tribal Government, now employ in excess of 2,300 full-time team members. As Chief Financial Officer, Mr. Ross has directed and completed seven highly successful debt offerings for the Tribe since 1999, including both taxable and tax-exempt private placement offerings. During the 1990’s and previous to his work with the Tribe, Mr. Ross held both operational and executive financial management positions with Bally Technologies, Inc. (formerly Alliance Gaming, Inc.) in the Gaming industry in both Reno and Las Vegas, Nevada. Mr. Ross continues to be actively involved with the United Way of the Desert as a member of the annual donations committee. Mr. Ross received his bachelor’s degree from East Central State University in his home state of Oklahoma and is a Certified Public Accountant.

RICHARD SHALHOUB is the owner and operator of 21 McDonald’s restaurants, a business he started in 1984. He is directly responsible for all phases of the restaurants’ operations, including training, administration, marketing, finance and project development. Mr. Shalhoub is also President of Shalhoub Management Co., Inc. Mr. Shalhoub actively supports a number of professional and civic organizations. He is a former member of the Board of Trustees for the Palm Springs Art Museum. He is the former Chairman of the Mt. San Jacinto Winter Park Authority, past President of the Palm Springs Chamber of Commerce and the Palm Desert Chamber of Commerce, and a Vice Chairman and Director of the Agua Caliente Development Authority. Mr. Shalhoub graduated from the University of Southern California with degrees in finance and management and graduated from the Thunderbird School of International Management in Arizona.

Executive Officers. The following discussion provides information concerning the backgrounds and business experience of the executive officers of Canyon Bancorp and Canyon National Bank (other than those executive officers who are also directors of Canyon Bancorp as described above).

JONATHAN J. WICK commenced his service with the Bank as its Senior Vice President and Chief Financial Officer at the Bank’s inception in March 1998, and was named the Bank’s Executive Vice President, Chief Operating Officer and Chief Financial Officer in 2004. From September 1997 through March 1998, Mr. Wick was the Chief Financial Officer of Mid Valley Bank in Red Bluff, California. From September 1996 through August 1997, Mr. Wick was the First Vice President of the Hemet Federal Savings and Loan in Hemet, California. From 1989 through September 1996, Mr. Wick was the Senior Vice President and Chief Financial Officer of the Palm Springs Savings Bank, FSB in Palm Springs, California. He received a Bachelor of Science degree in Public Accounting in 1982 from St. Cloud State University in St. Cloud, Minnesota. Mr. Wick is a former member of the Board of Directors of Palm Springs Savings Bank and Our Saviors Community Church and formerly served on the Board of Governors and Executive Committee of the Desert Healthcare Foundation and as its Treasurer.

JEFFREY D. GOBBLE commenced his service with the Bank as its Vice President/Commercial Loan Officer in January 2002. Mr. Gobble was promoted to Vice President/Senior Commercial Loan Officer in May 2004 and then in June 2005 to Senior Vice President/Chief Credit Officer. Prior to his service with the Bank, he spent seven years in Boulder, Colorado as Vice President/Senior Commercial Loan Officer for First National Bank of Boulder County and Colorado National Bank. Mr. Gobble has more than 23 years of banking experience. He graduated in 1983 with a Bachelor of Science degree in Business Administration from Saint Ambrose University in Davenport, Iowa. Mr. Gobble currently is on the Board of Directors of the Palm Springs Chamber of Commerce and the Palm Springs Economic Development Corporation. He is also actively involved in the Coachella Valley Economic Partnership, the Independent Community Bankers of America, the Audit Committee of the Palm Springs Art Museum, Camp Ronald McDonald House, American Quarter Horse Association, the American Paint Horse Association, the Desert Riders and the Collegiate Peaks Back Country Horsemen.

Nominations by Shareholders

The procedures whereby nominations for election to the Board of Directors may be made by any shareholders are set forth in Section 3.3 of the Bylaws of Canyon Bancorp, which provides:

“Nominations for election of members of the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of voting stock of the Corporation entitled to vote for the election of directors. Notice of intention to make any nominations, other than by the Board of Directors, shall be made in writing and shall be received by the President of the Corporation no more than 60 days prior to any meeting of shareholders called for the election of directors, and no more than 10 days after the date of notice of such meeting is sent to shareholders pursuant to Section 3.5(a) of Article III of these Bylaws; provided, however, that if only 10 days’ notice of the meeting is given to shareholders, such notice of intention to nominate shall be received by the President of the Corporation not later than the time fixed in the notice of the meeting for the opening of the meeting. Such notification shall contain the following information to the extent known to the notifying shareholder: (A) the name and address of each proposed nominee; (B) the principal occupation of each proposed nominee; (C) the number of shares of voting stock of the Corporation owned by each proposed nominee; (D) the name and residence address of the notifying shareholder; and (E) the number of shares of voting stock of the Corporation owned by the notifying shareholder. Nominations not made in accordance herewith may be disregarded by the chairman of the meeting, and the inspectors of election shall then disregard all votes cast for each such nominee.”

Board Committees and Other Corporate Governance Matters

During 2007, the Board of Directors of Canyon Bancorp held 12 meetings. Each director attended at least 75% of these meetings of the Board of Directors and all committees on which such director served. The Board has determined that a majority of Canyon Bancorp’s current directors are “independent” as that term is defined by applicable Nasdaq rules. Specifically, the Board has determined that all of its directors other than Stephen G. Hoffmann, Canyon Bancorp’s President and Chief Executive Officer, Max Ross, the Chief Financial Officer of the ACBCI, the principal shareholder of Canyon Bancorp and Milton Jones, Canyon’s Bancorp Corporate Secretary, and the President and Owner of an advertising and public relations firm which provides services to Canyon National Bank, are independent (See “RELATED TRANSACTIONS”).

Canyon Bancorp has, among others, a standing Audit Committee, Compensation Committee and Nominating Committee.

The Compensation Committee: The Compensation Committee of the Board of Directors is responsible for overseeing and making recommendations to the Board of Directors concerning the compensation of the Chief Executive Officer and senior management, as well as all compensation and/or benefit plans for the personnel of Canyon Bancorp and Canyon National Bank. The Compensation Committee also monitors the performance of senior management in relation to applicable corporate goals and strategies, and makes recommendations to ensure that compensation and benefits are at levels that enable Canyon Bancorp and Canyon National Bank to attract and retain high quality employees. A copy of the current charter for the Compensation Committee was included as an appendix to Canyon Bancorp’s 2007 proxy statement.

The Compensation Committee, in consultation with other committee chairpersons, is responsible for evaluating annually the performance of the Chief Executive Officer of Canyon Bancorp and Canyon National Bank in light of the goals and objectives of executive compensation plans, strategic plans and the Chief Executive Officer’s individual performance goals. Based on this evaluation, the Compensation Committee recommends to the Board of Directors the Chief Executive Officers compensation levels.

The Compensation Committee also annually reviews and makes recommendations to the Board of Directors concerning the compensation arrangements for all executive officers, including (i) annual base salary amounts; (ii) annual bonus arrangements, if any; (iii) any long-term incentive compensation; (iv) any employment agreements, severance arrangements and change in control and similar agreements/provisions; and (v) any perquisites, special or supplemental benefits. The executive officers of Canyon Bancorp and Canyon National Bank do not have a role in recommending the amount or form of their own compensation. The Chief Executive Officer, although not a member of the Compensation Committee, presents to the Compensation Committee recommendations for compensation of the other executive officers.

The full Board of Directors, and not the Compensation Committee, determines director compensation.

The Compensation Committee has the authority to retain and terminate any compensation consultant to be used to assist in the evaluation of the Chief Executive Officer, including the sole authority to approve the consultant’s fees and other retention terms. The Compensation Committee also has authority to obtain advice and assistance from internal or outside legal, accounting or other advisors as it deems necessary, at the expense of Canyon Bancorp or Canyon National Bank, to carry out its duties.

The Compensation Committee consists of directors Shalhoub (Chairman), Lyons, Bushore and Benedetti. All of these directors met the definition of “independence” specified in the rules of Nasdaq. The Compensation Committee met three times during 2007.

The Nominating and Corporate Governance Committee: The Nominating and Corporate Governance Committee nominates directors for election at the annual meeting of shareholders. Canyon Bancorp does not pay fees to any third party to identify or evaluate or assist in identifying or evaluating potential nominees. The Nominating and Corporate Governance Committee consists of directors Lyons (Chairman), Jones and Benedetti. The Nominating and Corporate Governance Committee met three times during 2007. All members of the Nominating and Corporate Governance Committee are independent directors other than Milton Jones. In determining the independence of members of the Nominating and Corporate Governance Committee, Canyon Bancorp used the definition of independence set forth in Nasdaq’s listing standards. A copy of the current charter for the Nominating and Corporate Governance Committee was included as an appendix to the 2006 proxy statement of Canyon National Bank. Upon the consummation of the one-bank holding company reorganization, pursuant to which Canyon National Bank became a wholly-owned subsidiary of Canyon Bancorp, effective July 1, 2006, the Charter for the Nominating and Corporate Governance Committee of Canyon National Bank became in effect the Charter for the Nominating and Corporate Governance Committee of Canyon Bancorp.

Board Nominees: The Board of Directors believes that all nominees for director should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of Canyon Bancorp’s shareholders. Prior to making any recommendations concerning the nomination of directors for each year’s annual meeting, the Nominating Committee shall:

•	Evaluate the performance and attendance records of the current Board members proposed for reelection, and on that basis, consider the appropriateness of such members standing for reelection;

•

Review the composition and size of the Board in order to ensure that the Board is comprised of members reflecting the proper expertise, skills, attributes and personal and professional backgrounds for service as directors of Canyon Bancorp;

•	Review and consider any additional requests from outside parties to serve as directors;

•	If a new nominee is needed, determine the specific skills and experience desired in a new director; and

•

In such case, identify potential nominees who have such skills and experience, determine whether the potential nominees are shareholders of Canyon Bancorp, investigate the potential nominee’s background, develop personal knowledge about the candidate, develop a consensus of the directors with respect to which potential nominee would be best suited for the position, determine whether the candidate is interested, and vote on the recommended nominee.

In identifying and evaluating potential nominees, the Nominating and Corporate Governance Committee shall consider recommendations from directors, officers and employees of Canyon Bancorp, as well as persons recommended by shareholders, and shall evaluate persons recommended by directors, officers or employees in the same manner as those recommended by shareholders in selecting Board nominees.

Directors Qualifications: In considering possible candidates for election as a director, the Nominating and Corporate Governance Committee is guided by the principle that each director should:

•	Be an individual of the highest ethical character and integrity;

•	Be free of any conflict of interest which would interfere with the proper performance of the responsibilities of a director;

•	Have the ability and willingness to devote sufficient time to Canyon Bancorp’s affairs;

•	Have a meaningful financial stake in Canyon Bancorp (at least $100,000), at the time of original purchase, so as to assure that every director’s interests are aligned with those of the shareholders;

•	Have an excellent personal and professional reputation in and commitment to one or more communities in which Canyon Bancorp does business;

•	Have an inquiring mind, a willingness to ask hard questions, and the ability to work constructively with others; and

•	Have the capacity and desire to represent the best interests of the shareholders as a whole and not primarily a specific interest group or constituency.

In considering the desirability of any particular candidate as a potential director, the Nominating and Governance Committee shall also consider the fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of Canyon Bancorp. While the Nominating and Governance Committee believes that every director should possess as many as possible of the above attributes, it has not established any specific group of such attributes as “minimum qualifications” for serving as a director.

Consideration of Shareholder Recommendations: In considering any additional requests from outside parties to serve as directors, including parties recommended by shareholders, the Nominating and Governance Committee shall follow the same principles outlined above, and shall request of any potential nominee such information as the Nominating and Governance Committee deems necessary to evaluate that individual’s qualifications to serve as a director of Canyon Bancorp.

A shareholder wishing to submit recommendations for director candidates for election at an annual meeting of shareholders must do so in writing by December 15 of the previous calendar year, and must include the following in the written recommendation:

•	A statement that the writer is a shareholder and is proposing a candidate for consideration;

•	The name and contact information for the candidate;

•	A statement of the candidate’s business and educational experience;

•	Information regarding the candidate’s qualifications to be director;

•	The number of shares of Canyon Bancorp’s stock owned either beneficially or of record by the candidate and the length of time such shares have been so owned;

•	The written consent of the candidate to serve as a director if nominated and elected;

•	Information regarding any relationship or understanding between the proposing shareholder and the candidate;

•	A statement that the proposed candidate has agreed to furnish Canyon Bancorp all information Canyon Bancorp deems necessary to evaluate such candidate’s qualifications to serve as a director; and

•	As to the shareholder giving the notice:

•	the name and address of the shareholder; and

•	the number of shares of Canyon Bancorp’s stock which are owned beneficially or of record by the shareholder.

Nominations by Shareholders: The procedures for nominating directors (as opposed to making recommendations to the Board), other than by the Board of Directors itself, are set forth in Canyon Bancorp’s Bylaws as set forth above in “Proposal 1—Election of Directors—Nominations by Shareholders.”

The Audit Committee: The Audit Committee oversees Canyon Bancorp’s financial reporting on behalf of its Board of Directors. It appoints and evaluates Canyon Bancorp’s independent auditors and approves the compensation for the independent auditors. The Audit Committee reviews with the independent auditors the proposed scope of fees for, and results of, the annual audit. It reviews the system of internal accounting controls and the scope and results of internal audits with the independent auditors and Canyon Bancorp’s management. It pre-approves the audit and permissible non-audit services provided by the independent auditors, and the effect of permissible non-audit services, if any, on the independence of the independent auditors. Canyon Bancorp’s Audit Committee consists of directors Shalhoub (Chairman), Bushore, Fey and Lyons.

The Board of Directors has determined that each member of the Audit Committee has sufficient accounting or related financial management expertise to serve on the Committee and that Robert M. Fey meets the qualifications of an “audit committee financial expert” as such term is defined in the rules and regulations of the Securities and Exchange Commission. The Audit Committee met seven times during 2007. The members of the Audit Committee are all independent directors. In determining the independence of the members of the Audit Committee, Canyon Bancorp used the definition of independence set forth in Nasdaq’s listing standards. A copy of the current charter for the Audit Committee was included as an appendix to the proxy statement for the 2006 annual meeting of Canyon National Bank. Upon the consummation of the one-bank holding company reorganization pursuant to which Canyon National Bank became a wholly-owned subsidiary of Canyon Bancorp effective July 1, 2006, the Audit Committee Charter of Canyon National Bank in effect became the Audit Committee Charter for Canyon National Bank and Canyon Bancorp.

Code of Conduct: Canyon Bancorp and Canyon National Bank have adopted a Code of Conduct applicable to all of its directors, officers and employees, including its principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions. The Code sets forth Canyon Bancorp’s values and expectations regarding ethical and lawful conduct and is also intended to deter wrongdoing and to promote honest and ethical conduct and compliance with applicable laws and regulations.

Shareholder Communications with Directors: Shareholders and other interested parties may communicate directly with the Board or with any individual director of Canyon Bancorp by writing to the Board or such individual director in care of the Corporate Secretary, Canyon Bancorp, 1711 E. Palm Canyon Drive, Palm Springs, CA 92264. The Corporate Secretary will forward all written communications, except those clearly of a marketing nature, to the Chairman of the Board in the case of communications addressed to the entire Board or to the individual directors to whom they are addressed.

Director Attendance at Annual Meetings: To show their support for Canyon Bancorp and to facilitate and encourage communications between Canyon Bancorp’s shareholders and the directors, directors are encouraged to attend shareholder meetings. All of Canyon Bancorp’s directors were present at the Annual Meeting of Shareholders held in 2007.

THE BOARD OF DIRECTORS OF CANYON BANCORP RECOMMENDS A VOTE OF “AUTHORITY GIVEN” FOR THE ELECTION OF ALL NINE NOMINEES AS DIRECTORS.

PRINCIPAL SHAREHOLDER

The following table sets forth certain information with respect to each person known by Canyon Bancorp to be the beneficial owner of more than five percent of any class of Canyon Bancorp’s common stock:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership at February 1, 2008	Percent of Class
Agua Caliente Band of Cahuilla Indians 5401 Dinah Shore Drive Palm Springs, California 92264	1,040,711 shares	41.97%

The ACBCI, which presently consists of approximately 424 members, was first recognized by an executive order, dated December 27, 1875, executed by President Grant. The ACBCI was subsequently reorganized under the terms of the Indian Reorganization Act of 1934. It operates as a sovereign, federally recognized Indian tribe under a constitution and bylaws approved in 1995. The ACBCI is a substantial land owner and has substantial business interests in the Coachella Valley, including the Spa Resort Casino and the Agua Caliente Casino.

In connection with the organization of Canyon National Bank, Canyon National Bank and the ACBCI entered into a Voting and Stock Transfer Agreement, dated as of February 19, 1998, governing the voting and the transfer of the shares of Canyon Bancorp owned by the ACBCI (the “Voting Agreement”). In connection with the one bank holding company reorganization pursuant to which Canyon National Bank became a wholly-owned subsidiary of Canyon Bancorp, the ACBCI, Canyon National Bank and Canyon Bancorp entered into an amendment to the Voting Agreement which provides that all of the provisions of the Voting Agreement continue to apply to the shares of Canyon Bancorp owned by the ACBCI following the reorganization. The provisions of the Voting Agreement apply to all shares of Canyon Bancorp held by the ACBCI (“Subject Shares”), whenever and however acquired during its term. The Voting Agreement terminates as to any Subject Shares upon its sale in compliance with the provisions of the Voting Agreement and the receipt of any necessary regulatory approvals from federal banking agencies. It will terminate as to all Subject Shares once the ACBCI, including its subordinate organizations and affiliates, holds less than 10% of the total outstanding shares of Canyon Bancorp. Subject to receipt of any prior approval of any federal banking authority required to approve any change in control resulting from such termination, the Agreement may also be terminated in its entirety (a) upon written agreement of Canyon Bancorp and the ACBCI; and (b) at the election of the ACBCI in the event Canyon National Bank or Canyon Bancorp shall fail to satisfy any minimum regulatory capital standard imposed under federal banking law or by any capital directive, regulatory agreement or order respecting Canyon National Bank or Canyon Bancorp issued by any federal banking authority, as of the end of two consecutive calendar quarters.

As long as shares remain Subject Shares under the Voting Agreement, they will be represented and voted at each meeting of shareholders proportionally with the shares held by other shareholders represented and voted at the meeting. The effect of this requirement is that during the term of the Voting Agreement the ACBCI will not independently vote its shares, and the results of any vote of shareholders, including the vote of shareholders with respect to actions to be taken at the upcoming annual meeting of shareholders, will be determined solely by shareholders other than the ACBCI.

Canyon National Bank has certain agreements and arrangements with the ACBCI and its affiliates with respect to the provision of services (See “RELATED TRANSACTIONS”).

EXECUTIVE COMPENSATION

The following table sets forth certain summary compensation information for the fiscal years ended December 31, 2007 and December 31, 2006, with respect to the President and Chief Executive Officer of Canyon Bancorp, and the other two most highly compensated executive officers of Canyon Bancorp who were serving as executive officers at December 31, 2007 and December 31, 2006 (the “Named Executive Officers”):

Summary Compensation Table

Name and Principal Position	Year	Salary[7]		Bonus[8]		Option Awards	Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Compensation Earnings	All Other Compensation[9]		Total
Stephen G. Hoffmann, President and CEO	2007 2006	$ $	237,408 224,653	$ $	2,300 75,000	— —	— —	— —	$ $	40,180 45,038	$ $	279,888 344,691

Jonathan J. Wick, Executive VP, COO and CFO	2007 2006	$ $	145,000 135,000	$ $	1,500 50,000	— —	— —	— —	$ $	4,350 4,050	$ $	150,850 189,050

Jeffrey D. Gobble, Senior VP, and Chief Credit Officer (Canyon National Bank only)	2007 2006	$ $	122,500 106,250	$ $	1,250 35,100	— —	— —	— —	$ $	7,869 6,263	$ $	131,619 147,613

Components of All Other Compensation

The components of the “All Other Compensation” column in the Summary Compensation Table, for the fiscal years ended December 31, 2006 and December 31, 2007, including perquisites that in the aggregate exceeded $10,000 for an individual, are detailed in the following table.

Name	Year	Cost of Auto Provided		Club Memberships and Dues		Insurance Premiums[10]		SIMPLE IRA Employer Contributions		Total
Stephen G. Hoffmann	2007 2006	$ $	11,750 18,410	$ $	18,057 17,115	$ $	3,473 2,913	$ $	6,900 6,600	$ $	40,180 45,038

[7]	Includes portions of these individuals’ salaries which were deferred pursuant to Canyon Bancorp’s Simple IRA Plan.

[8]

All bonuses, other than the bonus to the Chief Executive Officer, are based on the recommendations of the Chief Executive Officer to the Compensation Committee and are based on performance. The bonus of the Chief Executive Officer is based on the recommendation of the Compensation Committee and is based on performance.

[9]

Includes perquisites and other compensation. Does not include amounts accrued in respect of the Executive’s Salary Continuation Agreements. See “Supplemental Executive Retirement Plans.” Additional information regarding other compensation, including perquisites that in the aggregate exceeded $10,000 for an individual, is provided in the “Components of All Other Compensation” table below.

[10]

Mr. Hoffmann elects health insurance under the directors’ health insurance plan rather than the employees’ health insurance plan and, accordingly, 100% of his health insurance premiums are covered rather than 80% of his insurance premiums. The amount shown represents $953 in insurance premiums paid in both 2007 and 2006 for life insurance policies which is in addition to the group term life insurance benefit plan available to all eligible employees. Mr. Hoffmann’s health insurance premiums are paid pursuant to the director’s heath insurance plan. The 20% contribution under the employee plan is $2,520 for 2007 and $1,960 for 2006.

Employment Agreements

Canyon National Bank entered into an employment agreement with Stephen G. Hoffmann prior to its commencement of operations in 1998 pursuant to which agreement it retained Mr. Hoffmann to serve as its President and Chief Executive Officer. The employment agreement automatically renews on a year-to-year basis unless Canyon National Bank gives notice of its intention not to extend the term of the agreement within sixty (60) days of its then-scheduled expiration date. Pursuant to the employment agreement, Mr. Hoffmann receives an annual base salary of not less than $160,000, which amount may be increased by merit increases. In addition, Mr. Hoffmann may receive a discretionary bonus under the employment agreement. Further, pursuant to the employment agreement, Mr. Hoffmann is provided an automobile, is reimbursed for country club dues, and receives standard and customary medical, dental, and life insurance benefits. Additionally, upon his termination of employment, Mr. Hoffmann is entitled to severance benefits equal to ninety (90) days of his then current base salary. Pursuant to the employment agreement, Mr. Hoffmann was also granted, from Canyon National Bank’s 1998 Stock Option Plan, a ten-year option to purchase 4% of the total shares issued and outstanding upon the opening of Canyon National Bank, which options vested as to 25% of the shares covered thereby upon the opening of Canyon National Bank on July 10, 1998, and 25% on each of the next three anniversaries of such date.

Supplemental Executive Retirement Plans

Each of Stephen G. Hoffmann, Canyon Bancorp’s President and Chief Executive Officer, and Jonathan J. Wick, Canyon Bancorp’s Executive Vice President, Chief Operating Officer and Chief Financial Officer, has entered into a Salary Continuation Agreement with Canyon National Bank, dated September 1, 2003. Each of the Salary Continuation Agreements provides that the executive officer will receive benefits for a period of fifteen (15) years upon retirement. The annual benefit for each of Messrs. Hoffmann and Wick is $60,000 per year starting at age 65. In the event of termination of employment before the retirement age of 65 other than for reason of death or due to a termination of employment for cause, each of Mr. Hoffmann or Wick will receive, upon reaching age 65, that portion of his respective benefits as had vested as of the early termination date. In the case of Mr. Hoffmann, benefits were 100% vested at December 31, 2007. As of December 31, 2007, Canyon National Bank had accrued an aggregate of $544,350 with respect to Mr. Hoffmann’s Salary Continuation Agreement toward this post-retirement benefit obligation. In the case of Mr. Wick, benefits were 41.6% vested at December 31, 2007, and will continue to vest at the rate of 8.33% per year until fully vested, provided that such benefits will be 100% vested in the event of a termination of employment upon a change in control. As of December 31, 2007, Canyon National Bank had accrued an aggregate of $114,347 with respect to Mr. Wick’s Salary Continuation Agreement toward this post-retirement benefit obligation. In the event of death prior to retirement of Mr. Hoffmann or Mr. Wick, the executive’s beneficiary will be entitled to receive benefits for a period of fifteen (15) years after executive’s death equal to 100% of the vested benefit the executive would have been entitled to should his employment otherwise have been terminated in the year in which the death occurs.

In the event of a merger, transfer of more than 50% of Canyon Bancorp’s voting common stock or other change in control transaction in which the executive’s employment is terminated, the retirement benefits under the Salary Continuation Agreements will become immediately vested at $60,000 per year for each of Messrs. Hoffmann and Wick, which benefits shall be payable for a fifteen (15) year period commencing with the normal retirement age of 65. Any successor or acquirer of Canyon Bancorp is obligated to assume all of the terms and conditions of each Salary Continuation Agreement.

On June 30, 2006, Jeffrey Gobble, the Senior Vice President and Chief Credit Officer of Canyon National Bank entered into a Salary Continuation Agreement with Canyon National Bank. The Salary Continuation Agreement provides that Mr. Gobble will receive benefits for a period of fifteen (15) years upon retirement. The annual benefit for Mr. Gobble is $36,000 per year starting at age 65. In the event of termination of employment before the retirement age of 65 other than for reason of death or due to a termination of employment for cause, but including a termination as a result of a change in control, Mr. Gobble will receive, upon reaching age 65, that portion of his respective benefits as had vested as of the early termination date. Mr. Gobble’s benefits vest on a pro rata basis between 2006 and his normal retirement age which he reaches in 2026. In the event of an early termination of employment, Mr. Gobble’s benefit, which will be payable at his normal retirement age, is limited to 50% of the vested benefit as of December 31, 2007, which benefit amount will be increased in increments of 25% for each of the next two years. As of December 31, 2007, Canyon National Bank had accrued an aggregate of $19,019 with respect to Mr. Gobble’s Salary Continuation Agreement toward this post-retirement benefit obligation.

On May 15, 2006, Mr. Hoffmann and Canyon National Bank entered into a second Salary Continuation Agreement, which agreement was amended on June 19, 2007. The Salary Continuation Agreement, as amended, provides that Mr. Hoffmann will receive benefits for a period of fifteen (15) years upon retirement. The annual benefit for Mr. Hoffmann will be a maximum of $36,000 per year starting at age 65. The retirement benefit vests at the rate of $12,000 per year for 2006, 2007 and 2008. Mr. Hoffmann’s benefit under this Salary Continuation Agreement, as amended, is currently vested at the rate of $24,000 per year. In the event of death prior to retirement, Mr. Hoffmann’s beneficiary will be entitled to receive benefits for a period of fifteen (15) years after his death equal to 100% of the vested benefits Mr. Hoffmann would have been entitled to should his employment otherwise have been terminated in the year in which death occurs. In the event of a change in control and separation of employment by Mr. Hoffmann, Mr. Hoffmann shall be entitled, at his normal retirement age, to $36,000 per year, paid out over 15 years. As of December 31, 2007, Canyon National Bank had accrued an aggregate of $217,740 with respect to Mr. Hoffmann’s Salary Continuation Agreement toward this post-retirement benefit obligation.

Stock Options

All outstanding stock options have been granted under stock option plans that have been approved by Canyon Bancorp’s shareholders. Options to purchase an aggregate of 158,706 shares of the common stock of Canyon Bancorp, with an average exercise price of $9.46 per share, were outstanding under Canyon Bancorp’s 1998 and 2000 Stock Option Plans as of December 31, 2007. Canyon Bancorp has no outstanding stock appreciation rights.

No stock options were granted to the Named Executive Officers in 2007.

Outstanding Awards at December 31, 2007

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable[11]	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date
Stephen G. Hoffmann	1,217	0	0	$25.50	6/22/2014
	1,737	0	0	$21.81	6/28/2015
Jonathan J. Wick	3,589	0	0	$3.55	6/16/2008
	2,819	0	0	$4.09	7/12/2011
	2,683	0	0	$6.62	5/21/2012
	1,217	0	0	$25.50	6/22/2014
	1,737	0	0	$21.81	6/28/2015
Jeffrey D. Gobble	1,841	0	0	$6.62	5/21/2012
	609	0	0	$25.50	6/22/2014
	1,737	0	0	$21.81	6/28/2015

[11]	All outstanding unexercised options are fully vested at December 31, 2007.

The following table sets forth information with respect to options exercised by the Named Executive Officers for the year ended December 31, 2007:

Option Exercises in 2007

Name	Shares Acquired on Exercise in 2007	Value Realized on Exercise
Stephen G. Hoffmann	42,704	$798,436	[12]

Compensation of Directors

Non-employee members of Canyon Bancorp’s Board of Directors receive a fee of $2,500 per month for their service as directors. Canyon Bancorp does not provide additional compensation to its directors for their service on the committees of the Board. Canyon Bancorp pays health insurance premiums for its qualified active and inactive or former directors who participate in Canyon Bancorp’s health insurance plan. Canyon Bancorp has no inactive or former directors receiving a benefit at December 31, 2007. Canyon Bancorp also reimburses its directors for Bank-related travel, seminars, meals and other expenses and may grant stock options to directors from time to time. No stock options were granted to the directors of Canyon Bancorp in 2007.

The following table sets forth information with regard to compensation earned by non-employee directors in 2007. Compensation earned by employee-directors is included in the “Summary Executive Compensation Table” above.

Non-Employee Director Compensation Table

Name	Fees Earned or Paid In Cash[13]	Option Awards		Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation[14]	Total
Mark Benedetti	$30,000	0		0	0	0	$30,000
Lynne C. Bushore	$30,000	0	[15]	0	0	$14,833	$44,833
Robert M. Fey	$30,000	0	[16]	0	0	$13,238	$43,238
Michael D. Harris, Sr.	$30,000	0	[17]	0	0	$9,910	$39,910
Milton W. Jones	$30,000	0	[18]	0	0	0	$30,000
Kipp I. Lyons	$30,000	0	[19]	0	0	$17,142	$47,142
Max R. Ross	$30,000	0		0	0	0	$30,000
Richard Shalhoub	$30,000	0	[20]	0	0	$19,649	$49,649

[12]	Represents the excess of the fair market value over the aggregate exercise price of the shares at time of exercise.

[13]	Includes cash payments made to non-employee directors of Canyon Bancorp during 2007.

[14]	Includes health insurance premiums paid on behalf of directors.

[15]	Ms. Bushore had options to purchase an aggregate of 1,737 shares of common stock issued and outstanding at December 31, 2007, all of which are fully vested.

[16]	Mr. Fey had options to purchase an aggregate of 19,300 shares of common stock issued and outstanding at December 31, 2007, all of which are fully vested.

[17]	Mr. Harris had options to purchase an aggregate of 22,720 shares of common stock issued and outstanding at December 31, 2007, all of which are fully vested.

[18]	Mr. Jones had options to purchase an aggregate of 22,720 shares of common stock issued and outstanding at December 31, 2007, all of which are fully vested.

[19]	Mr. Lyons had options to purchase an aggregate of 19,404 shares of common stock issued and outstanding at December 31, 2007, all of which are fully vested.

[20]	Mr. Shalhoub had options to purchase an aggregate of 22,720 shares of common stock issued and outstanding at December 31, 2007, all of which are fully vested.

RELATED PARTY TRANSACTIONS

In October 2002, Canyon National Bank assumed the operations of the former office of Trust Enforcement Service Activities (“TESA”) of the ACBCI, which is a principal shareholder of Canyon Bancorp and entered into a subcontract to perform services. The functions which Canyon National Bank assumed from TESA are performed by Canyon National Bank pursuant to a year-to-year contract with the ACBCI and include (i) real property documenting services with respect to transfers of real property held by individual members of the ACBCI (“Allocated Reservation Land”), and (ii) check collection accounting services with respect to accounting for lease payments on behalf of landlords with respect to certain Allocated Reservation Land. Canyon National Bank received an aggregate of $661,250 in fees for the services it rendered under this contract with the ACBCI in 2007.

Canyon National Bank has a full service branch office located in the same building complex in which its TESA personnel perform lease administration activities. Canyon National Bank pays the ACDA, a subordinate organization of the ACBCI, an aggregate amount of $92,478 in 2007 for the lease of the space for this branch office and the TESA office. Other than these rental payments Canyon National Bank makes to the ACDA, neither Canyon National Bank nor Canyon Bancorp makes any payments to, or provides any other compensation to, the ACBCI or the ACDA.

From time to time Canyon National Bank sells participations in loans to the ACDA, to which loans Canyon National Bank maintains the servicing rights. During 2007, Canyon National Bank sold participations in five loans to the ACDA. At December 31, 2007, the outstanding balance on these loans was $4,590,718, which loans Canyon National Bank services for the ACDA. Canyon Bancorp services 13 ATMs owned by the ACBCI or related entities. Canyon Bancorp receives revenue from its servicing activities with respect to these ATMs. In 2007, Canyon National Bank received fees of $286,764, net of costs, with respect to servicing these ATMs.

Michael D. Harris, Sr., Canyon Bancorp’s Chairman of the Board and nominee for director, serves as general counsel to the ACDA and the Agua Caliente Cultural Museum. Transactions between the ACBCI, its affiliates, Canyon Bancorp and Canyon National Bank are limited by the terms of commitment letters between the ACBCI and the federal banking authorities, which commitment letters provide, among other things, that the ACBCI shall be subject to certain federal banking laws which laws provide, among other things, that transactions between Canyon Bancorp, Canyon National Bank and the ACBCI and affiliates of the ACBCI must be on terms at least as favorable to Canyon Bancorp and Canyon National Bank as could be obtained by Canyon Bancorp or Canyon National Bank from an unrelated third party. See “Principal Shareholder.”

During 2007, Canyon National Bank paid an aggregate of $273,403 for marketing and public relations services and media costs to the advertising and public relations firm of which Milton Jones, a director of Canyon Bancorp, is the President and owner.

It is anticipated that the directors and officers of Canyon Bancorp, and the companies with which they are associated, will have banking transactions with Canyon Bancorp in the ordinary course of business. It is the firm intention of the Board of Directors that any loans and commitments to lend included in such transactions will be made in accordance with all applicable laws and regulations and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons of similar creditworthiness.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2007 with management. The Audit Committee has also discussed with Canyon Bancorp’s independent auditors the matters required to be discussed by SAS 114. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, and has discussed with the independent auditors the independence of the independent auditors. Based on a review and discussion of the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Canyon Bancorp’s Annual Report on Form 10-K for the 2007 fiscal year for filing with the Securities and Exchange Commission. The Audit Committee has also considered whether the amount and nature of the non-audit services provided by Vavrinek, Trine, Day & Co., LLP is compatible with the auditor’s independence.

Submitted by

The Audit Committee:

Richard Shalhoub (Chairman)

Lynne C. Bushore

Robert M. Fey

Kipp I. Lyons

CANYON BANCORP’S AUDITORS AND AUDIT FEES

It is the current intention of Canyon Bancorp’s Audit Committee to select and retain Vavrinek, Trine, Day & Co., LLP as independent auditors of Canyon Bancorp for the current year. Vavrinek, Trine, Day & Co., LLP conducted the audit for the year ended December 31, 2007. A representative of Vavrinek, Trine, Day & Co., LLP is expected to be present at the Meeting and will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

The Audit Committee pre-approves all audit and permissible non-audit services to be performed by Canyon Bancorp’s independent auditors, subject to the de minimis safe harbor exception from pre-approval requirements. Canyon Bancorp’s independent auditor may provide only those services pre-approved by the Audit Committee or its designated subcommittee. The Audit Committee annually reviews and pre-approves the audit, review, attest and permitted non-audit services to be provided during the next audit cycle by Canyon Bancorp’s independent auditor. To the extent practicable, at the same meeting the Audit Committee also reviews and approves a budget for each of such services. The term of any such pre-approval is for the period of the annual audit cycle, unless the Audit Committee specifically provides for a different period.

Services proposed to be provided by Canyon Bancorp’s independent auditor that have not been pre-approved during the annual review and the fees for such proposed services must be pre-approved by the Audit Committee or its designated subcommittee. Additionally, fees for previously approved services that are expected to exceed the previously approved budget must also be pre-approved by the Audit Committee or its designated subcommittee.

The Audit Committee may form and delegate to a subcommittee, composed of one or more of its members, the authority to grant specific pre-approvals under its policy with respect to audit, review, attest and permitted non-audit services, provided that any such grant of pre-approval shall be reported to the full Audit Committee no later than its next scheduled meeting. The Audit Committee may not delegate its responsibilities to pre-approve services performed by Canyon Bancorp’s independent auditor to management.

The aggregate fees billed by Canyon Bancorp for the fiscal years ended December 31, 2006 and 2007 by Canyon Bancorp’s principal accounting firm, Vavrinek, Trine, Day & Co., LLP, were as follows:

	2006	2007
Audit fees	$73,865	$81,250
Audit related fees	0	0
Tax fees	13,100	8,500
All other fees	5,100	2,000

Total:	$86,965	$91,750

All other fees in the table above for 2007 represent fees paid in connection with SAS 103 procedures and for 2006 represent income tax research. The Audit Committee has concluded that the provision of non-audit services listed above is compatible with maintaining the independence of Vavrinek, Trine & Day & Co., LLP.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee has appointed Vavrinek, Trine, Day & Co., LLP as independent accountants for Canyon Bancorp for the fiscal year ending December 31, 2008. Vavrinek, Trine, Day & Co., LLP audited Canyon Bancorp’s financial statements for the fiscal year ended December 31, 2007. It is anticipated that a representative or representatives of Vavrinek, Trine, Day & Co., LLP will be present at the Meeting and will be available to respond to appropriate questions. All professional services rendered by Vavrinek, Trine, Day & Co., LLP concerning the fiscal year ended December 31, 2007 were furnished at customary rates and terms.

SHAREHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

Shareholders interested in submitting a proposal for inclusion in Canyon Bancorp’s proxy statement for the annual meeting of shareholders in 2009 must submit the proposal so it is received by Canyon Bancorp at its principal executive offices no later than December 18, 2008 in a form that complies with applicable regulations. Proposals by shareholders should be sent to the attention of the Secretary of Canyon Bancorp at 1711 E. Palm Canyon Drive, Palm Springs, CA 92264.

In addition, the execution of a proxy solicited by Canyon Bancorp in connection with Canyon Bancorp’s annual meeting of shareholders in 2008 shall confer on the designated Proxy Holder discretionary voting authority to vote on any shareholder proposal which is not included in Canyon Bancorp’s proxy materials for such meeting and for which Canyon Bancorp has not received notice at least 45 days prior to the date of the mailing of its proxy materials for such meeting.

ANNUAL REPORT ON FORM 10-K

UPON WRITTEN REQUEST OF ANY SHAREHOLDER SOLICITED HEREBY, CANYON BANCORP WILL PROVIDE WITHOUT CHARGE A COPY OF CANYON BANCORP’S ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) FOR THE FISCAL YEAR ENDED DECEMBER 31, 2007 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. REQUESTS SHOULD BE DIRECTED TO JONATHAN J. WICK, EXECUTIVE VICE PRESIDENT, CHIEF OPERATING OFFICER AND CHIEF FINANCIAL OFFICER, 1711 E. PALM CANYON DRIVE, PALM SPRINGS, CA 92264.

OTHER MATTERS

Management does not know of any matters to be presented to the Meeting other than those set forth above. However, if other matters properly come before the Meeting, it is the intention of the persons named in the accompanying Proxy to vote said Proxy in accordance with the recommendations of the Board of Directors, and authority to do so is included in the Proxy.

DATED: April 16, 2008	CANYON BANCORP

Stephen G. Hoffmann President and Chief Executive Officer

REVOCABLE PROXY

CANYON BANCORP

ANNUAL MEETING OF SHAREHOLDERS — May 12, 2008

The undersigned shareholder(s) of Canyon Bancorp hereby nominates, constitutes and appoints Kipp I. Lyons and Richard Shalhoub, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of Canyon Bancorp which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Canyon Bancorp to be held at The Spa Resort Casino Hotel, 100 North Indian Canyon Way, Palm Springs, California 92262 on Monday, May 12, 2008, at 5:00 p.m., and any and all adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

1. Election of Directors. Authority to elect the following nine (9) persons named in the Company’s Notice of Annual Meeting of Shareholders, dated April 16, 2008, to serve until the next Annual Meeting of Shareholders and until their successors are elected and have qualified:

Mark Benedetti Lynne C. Bushore Robert M. Fey Michael D. Harris, Sr. Stephen G. Hoffmann	Milton W. Jones Kipp I. Lyons Max R. Ross Richard Shalhoub

☐ AUTHORITY GIVEN                     ☐ AUTHORITY WITHHELD

Authority given, except authority withheld from the following nominee(s):

2. To transact such other business as may properly come before the Meeting and any adjournment or adjournments thereof. Management at present knows of no other business to be presented by or on behalf of Canyon Bancorp or its Board of Directors at the Meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

PLEASE SIGN AND DATE ON REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF “AUTHORITY GIVEN” FOR PROPOSAL 1. THE PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED “AUTHORITY GIVEN” FOR PROPOSAL 1 UNLESS “AUTHORITY WITHHELD,” OR OTHER INSTRUCTIONS ARE INDICATED, IN WHICH CASE THE PROXY SHALL BE VOTED IN ACCORDANCE WITH SUCH INSTRUCTIONS.

IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

(Number of Shares)	(Date)

(Please Print Name)	(Signature of Shareholder)

(Please Print Name)	(Signature of Shareholder)

(Please date this Proxy and sign your name as it appears on your stock certificates. Executors, administrators, trustees, etc., should give their full titles. All joint owners should sign.)

I (We) do do not expect to attend the Meeting.

Number of Persons